Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
Tel: 9644 9531 10 Anson road #13-09 International plaza Singapore-079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.2 to Form F-3 on Form F-1 (“Registration Statement”) of our report dated April 28, 2023, relating to our audits of the consolidated financial statements of Scienjoy Holding Corporation for the years ended December 31, 2022 and 2021 filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ OneStop Assurance PAC

Singapore

September 8, 2023